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ROTHSCHILD INC.

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                (INCLUDING ANY ASSOCIATED STOCK PURCHASE RIGHTS)

                                         OF
                              LOCTITE CORPORATION
                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED NOVEMBER 6, 1996
                                       BY
                              HC INVESTMENTS, INC.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                                  HENKEL KGAA

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
                NEW YORK CITY TIME, ON MONDAY, JANUARY 6, 1997,
                         UNLESS THE OFFER IS EXTENDED.

                                                                November 6, 1996

To Brokers, Dealers, Commercial Banks,

  Trust Companies and Other Nominees:

    We have been appointed by HC Investments, Inc., a Delaware corporation ("PURCHASER"), to act as Dealer Manager in connection with Purchaser's offer to purchase any and all outstanding shares of common stock, par value $0.01 per share (the "SHARES"), of Loctite Corporation, a Delaware corporation (the "COMPANY"), including the associated common stock purchase rights (the "RIGHTS") issued pursuant to the Rights Agreement (the "RIGHTS AGREEMENT"), dated as of April 14, 1994, between the Company and The First National Bank of Boston, as Rights Agent, at a price of $57.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated November 6, 1996 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "OFFER") enclosed herewith. References to Shares include references to the associated Rights, unless the context indicates otherwise. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED (AND NOT WITHDRAWN) PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE) THAT NUMBER OF SHARES THAT WOULD, WHEN AGGREGATED WITH THE SHARES ALREADY OWNED BY PURCHASER, REPRESENT AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE AND (II) PURCHASER REMAINING SATISFIED THAT THE OFFER CONSTITUTES A "PERMITTED OFFER" UNDER THE RIGHTS AGREEMENT AND THAT THE RIGHTS WILL NOT BECOME EXERCISABLE (OR BE ADJUSTED) UPON CONSUMMATION OF, OR OTHERWISE ARE INAPPLICABLE TO, THE OFFER AND THE SECOND STEP MERGER (AS DEFINED IN THE OFFER TO PURCHASE). THE OFFER IS SUBJECT TO OTHER TERMS AND CONDITIONS. SEE THE SECTION ENTITLED "THE TENDER OFFER--CERTAIN CONDITIONS OF THE OFFER" OF THE OFFER TO PURCHASE.

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    Enclosed herewith are copies of the following documents:

        1.  The Offer to Purchase dated November 6, 1996;

        2. The Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

        3. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (the "SHARE CERTIFICATES") are not immediately available or time will not permit all required documents to reach Citibank, N.A. (the "DEPOSITARY") prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis;

        4. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

        5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9, providing information relating to backup federal income tax withholding; and

        6.  Return envelope addressed to the Depositary.

    Upon the terms and subject to the conditions of the Offer, Purchaser will accept for payment, and pay for, any and all Shares validly tendered prior to the Expiration Date (as defined in the Offer to Purchase) and not theretofore withdrawn in accordance with the provisions set forth in the section entitled "The Tender Offer--Withdrawal Rights" of the Offer to Purchase. Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) the Share Certificates or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's accounts at The Depository Trust Company or Philadelphia Depository Trust Company pursuant to the procedures set forth in the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JANUARY 6, 1997, UNLESS THE OFFER IS EXTENDED OR SHORTENED AS SET FORTH IN THE OFFER TO PURCHASE.

    Purchaser will not pay fees or commissions to any broker or dealer or other person (other than to the Dealer Manager, as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your customers.

    Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually executed facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Offer to Purchase and the Instructions set forth in the Letter of Transmittal.

    If stockholders wish to tender Shares, but such stockholders are unable to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in the section entitled "The Tender Offer--Procedure for Tendering Shares" of the Offer to Purchase.

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    Additional copies of the enclosed material may be obtained from MacKenzie
Partners, Inc., the Information Agent, at the address and telephone number set forth below. Any questions or requests you may have with respect to the Offer should be directed to the undersigned or to MacKenzie Partners, Inc. at the addresses and telephone numbers listed below.

                                          Very truly yours,
                                          ROTHSCHILD INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

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                    The Information Agent for the Offer is:
                      [Logo of Mackenzie Partners, Inc.]
                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                                       or
                         CALL TOLL FREE: (800) 322-2885
                      The Dealer Manager for the Offer is:
                                ROTHSCHILD INC.
                          1251 Avenue of the Americas
                            New York, New York 10020
                   CALL TOLL FREE: (800) 753-5151 (EXT. 3611)

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